 Exhibit 10.13

DEBT CONVERSION AGREEMENT

Debt Conversion Agreement (this “Agreement”) dated as of April 1, 2006 between John N. Hatsopoulos (the “Lender”) and American DG Energy Inc. (the “Borrower”).

The Lender is the holder of Demand Promissory Notes dated as of March 26, 2003, January 20, 2004, March 24, 2004, April 21, 2004 and June 3, 2004 issued by the Borrower (formerly American DG Inc.) in the aggregate principal amount of Nine Hundred Thousand Dollars ($900,000.00) (collectively the “Notes”).

The Lender is willing to convert the principal amount of the Notes and a portion of the accrued and unpaid interest on the Notes into (a) shares of the Common Stock, par value $.001 per share of the Borrower (the “Common Stock”), and (b) the Borrower’s 8% Senior Convertible Debentures Due 2011 (the “Debentures”), and the Lender is willing to accept such conversion.

NOW, THEREFORE, the undersigned, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby agree as follows:

1.           (a)  As of the date hereof, the Lender hereby agrees to convert Notes in the principal amount of Three Hundred Fifty Thousand Dollars ($350,000.00) into shares of Common Stock at a conversion rate of Seventy Cents ($.70) per share of Common Stock or 500,000 shares of Common Stock (the “Shares”), (b) as of April 15, 2006, the Lender agrees to convert Notes in the principal amount of Five Hundred Fifty Thousand Dollars ($550,000.00) into Five Hundred Fifty Thousand Dollars ($550,000.00) principal amount of the Debentures, (c) as of the date hereof, the Lender agrees to accept Debentures in the principal amount of Seventy Thousand Dollars ($70,000.00) in lieu of an equal amount of accrued and unpaid interest due and payable on the Notes, and (d) as of the date hereof, the Lender hereby agrees to accept from the Borrower in cash the sum of Four Thousand Seven Hundred and Forty Two Dollars and Eighty Eight Cents ($4,742.88) for the balance of the accrued and unpaid interest due and payable on the Notes. Upon receipt and cancellation of the Notes, the Borrower hereby agrees to issue such Shares and Debentures and to pay such cash to the Lender. The parties agree to execute and deliver such further documents as may be necessary to give effect to the conversion and cancellation of the Notes.

2.           The Borrower hereby represents and warrants to the Lender that (a) the Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware (b) the Borrower has all required corporate power and authority to carry on its business as presently conducted, to enter into and perform its obligations under this Agreement, (c) this Agreement constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally or by equitable principles, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, (d) the execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action of the Borrower.  Except as set forth in the preceding sentence, the Borrower makes no representation or warranty to the Lender with respect to either the Shares or the Borrower.

4.           The Lender hereby represents and warrants to the Borrower that (a) the Lender holds full right, title and interest to the Notes free of any liens or other encumbrances, (b) the Lender has the legal capacity to enter into and to perform his obligations under this Agreement and to carry out the transactions contemplated hereby, (c) this Agreement constitutes the legal, valid and binding obligation of the Lender, enforceable against the Lender in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally or by equitable principles, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (d) the Lender is acquiring the Shares for the Lender’s own account and not with a view to their distribution within the meaning of Section 2(11) of the U.S. Securities Act of 1933, as amended.

  This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. Executed as of the date set forth above.

THE BORROWER	THE LENDER

American DG Energy Inc.	John N. Hatsopoulos

By:
Anthony S. Loumidis	John N. Hatsopoulos
Chief Financial Officer